Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                JANUARY 20, 2000

                                 DOCUPORT, INC.
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                       000-28451               22-3649272
       (State or other                  (Commission           (I.R.S. Employer
jurisdiction of incorporation)          File Number)         Identification No.)

                81 TWO BRIDGES ROAD, FAIRFIELD, NEW JERSEY 07004
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                  973-882-3177

                                 Not applicable
          (Former name or former address, if changes since last report)


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

Item 5. Other Events
--------------------------------------------------------------------------------

      On January 20, 2000, Docuport, Inc. (the "Registrant") executed a Marketing Rights and Supply Agreement (the "Agreement") with Thomson Consumer Electronics, Inc. ("Thomson"). A copy of the Agreement is annexed hereto as Exhibit "10.1", and is incorporated herein by reference thereto.

      Pursuant to the Agreement, effective January 14, 2000, until December 31, 2003, Thomson will market the Registrant's portable combination copier, scanner, printer and fax machine (the "Product"). Thompson will be the exclusive marketer of the Registrant's Product in the United States and Canada to certain types of customers as set forth the Agreement. The Registrant retained specified rights to concurrently market, promote and sell its Product without limitations outside of the United States and Canada and in the United States and Canada for certain enumerated types of customers, including, but not limited to, corporate, commercial and governmental, computer direct sellers and institutions of higher education.

      The Agreement may be renewed by Thomson for additional three year terms, subject to certain conditions, including, but not limited to, Thomson's compliance with annual minimum purchase requirements of the Product from Registrant. Said purchase requirements increase annually over the initial three year term of the Agreement. During a renewal term, if any, in addition to Thomson's rights to promote, market and sell Registrant's Product, Thomson may elect to manufacture the Product.


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

Item 7.  Exhibits
--------------------------------------------------------------------------------

      (a) Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K, numbered in accordance with Item 601 of Regulation S-K.

10.1 Marketing Rights and Supply Agreement, dated January 14, 1999, by and between Docuport, Inc. and Thomson Consumer Electronics, Inc.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Docuport, Inc.

                                                 a Delaware Corporation


Date: February 4, 2000                           By: /s/ Norman Docteroff
                                                     ---------------------------
                                                     Norman Docteroff, President


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